UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2011

AMERICAN LITHIUM MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-132648	71-1049972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 King West, Suite 3650 Toronto, Ontario, Canada	M5X 1A9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (416) 214-5640

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 8.01	Other Items

On November 21, 2011 we completed a financing transaction, first announced in our report on Form 8-K filed August 26, 2011, whereby we issued to Look Back Investments, Inc., the designee of BG Capital Group Ltd., a secured convertible debenture in consideration of minimum aggregate debt financing of $500,000. BG Capital or any designee of BG Capital may invest up to 4 additional installments of $500,000 ($2,000,000 in the aggregate) at its discretion before August 17, 2016 on the same terms and conditions as the initial installment.

The debenture shall bear interest at 11% per annum, payable quarterly in arrears and shall have a term expiring on August 17, 2016.The debenture shall be secured by a first charge against the Company’s Borate Hills property, subject to the existing rights of the Company’s joint venture partner in the property. In addition, all or a portion of the debenture and accrued interest shall be convertible into common shares of the Company at a conversion price equal to 50% of the average closing price of the Company’s common stock during the five trading days following any notice of conversion. BG Capital shall be entitled to receive a $50,000 work fee upon delivery of each $500,000 financing installment.

In connection with the closing of the debenture financing, on November 18, 2011, we appointed Craig Dalton Thomas, the designee of BG Capital Group, as a director on our board of directors. Mr. Thomas’ appointment increases the number of directors serving on our board of directors to three (3).

Craig DaltonThomas

Craig Dalton Thomas is a barrister and solicitor and principal of the law firm of Thomas, Rondeau LLP where, since 1996, his practice has focused on corporate and securities law matters, including structuring and implementation of corporate financing transactions, public and private securities offerings, mergers and acquisitions, registration, reporting and compliance. Mr. Thomas earned his undergraduate degree in 1975 from Harvard College and his Bachelor of Laws degree in 1978 from the University of Alberta. He has practiced law in British Columbia since 1979 and has served as an officer and director of numerous public companies listed on Canadian stock exchanges. Presently Mr. Thomas serves as a director of BCM Resources Corporation, Barkerville Gold Mines Ltd.and Blind Creek Resources Ltd., resources exploration companies listed on the TSX-Venture Exchange and Wellstar Energy Corp. a resource exploration company listed on NEX.

Mr. Thomas has not served as a director of any company registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Our board of directors now consists of Hugh Aird, William S. Deluce and Craig Dalton Thomas. There have been no transactions between our company and Mr. Thomas since the company’s last fiscal year which would be required to be reported herein. There are no family relationships among our directors or executive officers.

Item 9.01	Financial Statements and Exhibits.

10.1	Investment Agreement with BG Capital Group Ltd. dated August 9, 2011 (Incorporated by reference as exhibit 10.1 of our report on Form 8-K filed September 26, 2011)

10.2	Private Placement (Debenture) Subscription Agreement with Look Back Investments, Inc. dated November 21, 2011.

10.3	Security Agreement for the Borate Hills Property with Look Back Investments, Inc. dated September 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LITHIUM MINERALS INC.

/s/ Hugh Aird
Hugh Aird
Chief Executive Officer, Chief Financial Officer, Secretary and Chairman.

Date: November 22, 2011